Exhibit 99.1
Global Telecom & Technology Reports First Quarter 2009 Results
Seventh Sequential Quarter of Positive Adjusted EBITDA
MCLEAN, VA., May 14, 2009 - Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network and mobility services, announced today results for the first quarter ended March 31, 2009.
•	Revenue totaled $15.7 million, compared to $16.3 million in the first quarter of 2008. Revenue was negatively impacted by the substantial weakening of the Euro and British Pound Sterling to the U.S. Dollar since last year.

•	Gross margin of 27.0 percent declined slightly compared to 29.0 percent in 2008.

•	As a percentage of revenue, selling, general and administrative (“SG&A”) expenses, excluding non-cash compensation, decreased significantly to 22.4 percent in 2009, compared to 28.1 percent in 2008.

•	Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased 380 percent to $0.7 million in 2009 compared to $0.2 million in 2008.

*	See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.
“We had a great start to the year,” said Richard D. Calder, Jr., president and chief executive officer. “At a normalized foreign currency exchange rate, revenue continued to show solid growth. Our Washington, London and Dusseldorf offices all produced positive revenue growth in their local currencies.
“By continuing to leverage our suppliers’ global footprint, we were able to win several new customers in Europe and the U.S. as well as earn additional business from our existing base of customers in the first quarter.”
“With a continued focus on costs, we reduced our SG&A expenses as a percentage of revenue, and drove the strong year-over-year growth in Adjusted EBITDA,” said Eric A. Swank, chief financial officer. “GTT generated $721,000 in Adjusted EBITDA in the first quarter, and with $2.6 million in Adjusted EBITDA for the trailing twelve months, and strong cash balances, GTT continues to strengthen its financial position.”

Conference Call Information
GTT will discuss its results on its quarterly conference call scheduled for Friday, May 15, at 8:30 a.m. Eastern Time (5:30 a.m. PT). To hear the conference call live, interested parties may dial 1.877.718.5099 or +1.719.325.4762 and enter passcode 8149947. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 8149947. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.
About GTT
GTT is a global network integrator that provides its clients with a broad portfolio of wide-area network and wireless mobility services. With over 800 worldwide supplier relationships, GTT combines multiple networks and technologies to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances client performance through our proprietary systems, comprehensive project management, and 24x7 operations support.
Headquartered just outside Washington, D.C. in McLean, Virginia, with offices in London and Dusseldorf, GTT provides service to more than 300 enterprise, government, and carrier clients in over 70 countries, worldwide. For more information visit the GTT website at www.gt-t.net.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

GTT Media Contact:	GTT Investor Contact:
JD Darby	Mike Bauer
+1.703.442.5530	+1.703.442.5503
jd.darby@gt-t.net	mike.bauer@gt-t.net

Global Telecom & Technology, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	March 31, 2009	December 31, 2008
	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$5,635	$5,786
Accounts receivable, net	7,458	8,687
Deferred contract costs	1,146	1,226
Prepaid expenses and other current assets	770	853

Total current assets	15,009	16,552
Property and equipment, net	1,209	1,302
Intangible assets, net	3,717	4,051
Other assets	464	692
Goodwill	22,000	22,000

Total assets	$42,399	$44,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,526	$11,931
Accrued expenses and other current liabilities	6,406	6,654
Deferred revenue	3,768	3,961

Total current liabilities	20,700	22,546

Long-term debt	8,796	8,796
Other long-term liabilities	1,102	906
Long-term deferred revenue	204	220

Total liabilities	30,802	32,468

Commitments and contingencies

Stockholders’ equity:

Common stock, par value $.0001 per share, 80,000,000 shares authorized, 15,340,035 and 14,942,840 shares issued and outstanding	2	1
Additional paid-in capital	57,749	57,584
Accumulated deficit	(46,069)	(45,954)
Accumulated other comprehensive income (loss)	(85)	498

Total stockholders’ equity	11,597	12,129

Total liabilities and stockholders’ equity	$42,399	$44,597

Global Telecom & Technology, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	For the three months ended
	March 31, 2009	March 31, 2008
Revenue:
Telecommunications services sold	$15,742	$16,289

Operating expenses:
Cost of telecommunications services provided	11,493	11,569
Selling, general and administrative expense	3,694	4,769
Depreciation and amortization	445	687

Total operating expenses	15,632	17,025

Operating income (loss)	110	(736)

Other income (expense):
Interest expense, net	(213)	(210)
Other income, net	31	7

Total other income (expense)	(182)	(203)

Loss before income taxes	(72)	(939)

Provision for (benefit from) income taxes	43	(334)

Net loss	$(115)	$(605)

Net loss per share — basic and diluted	$(0.01)	$(0.04)

Weighted average shares — basic and diluted	15,015,587	14,614,201

ANNEX A: Non-GAAP Financial Information
Adjusted EBITDA
Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.
In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.
The following is a reconciliation of Adjusted EBITDA to operating loss (in thousands):

	For the three months ended
	March 31, 2009	March 31, 2008
Operating income (loss)	$110	$(736)
Depreciation and amortization	445	687
Non-cash compensation	166	199

Adjusted EBITDA	$721	$150

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